                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                October 31, 1997


                                THE GEON COMPANY
                                ----------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                                    --------
                             (State of incorporation

        1-11804                                         34-1730488
        -------                                         ----------
(Commission file number)                   (I.R.S. Employer Identification No.)


                                 One Geon Center
                              Avon Lake, Ohio 44012
          ------------------------------------------------------------
              (Address of principal executive offices ) (Zip Code)


                                 (440) 930-1001
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

On October 31, 1997, a subsidiary of The Geon Company (Geon), acquired substantially all of the issued and outstanding capital stock (the "Stock") of Synergistics Industries Limited (Synergistics) of Mississauga, Ontario, a manufacturer of a broad line of plastic components and raw materials in the form of pellets, powder, and liquid plasticizer. As of the date of this filing, Geon has acquired 100% of the outstanding stock of Synergistics. The cash purchase price for the Stock was approximately U.S. $85,000,000. The acquisition was financed using the proceeds of a bank loan.

Certain information regarding this transaction was included in the Geon's quarterly report on Form 10-Q for the quarterly period ended September 30, 1997.





ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



       a)   Financial Statements of Business Acquired                                           Page
            (1)    Synergistics Industries Limited

                   Report of KPMG, Independent Auditors                                          *
                   Consolidated Balance Sheet as of December 31, 1996                            A-2
                   Consolidated Statement of Earnings and Retained Earnings for
                       the year ended December 31, 1996                                          A-3
                   Consolidated Statement of Cash Flows for the
                       year ended December 31, 1996                                              A-4
                   Notes to Consolidated Financial Statements                                A-5 to A-13

            (2)    Synergistics Industries Limited

                   Condensed Consolidated Balance Sheet (Unaudited)
                       as of September 30, 1997                                                  B-1
                   Condensed Consolidated Statements of Earnings (Unaudited)
                       for nine months ended September 30, 1997 and 1996                         B-2
                   Condensed Consolidated Statements of Cash Flows (Unaudited)
                       for nine months ended September 30, 1997 and 1996                         B-3
                   Notes to Condensed Consolidated Financial Statements (Unaudited)              B-4

            *      Due to the severe ice storms affecting eastern Canada that occurred the week of January 4, 1998 and continuing power outages and related interruptions of normal business operations in Montreal, Quebec, Canada, the Report of KPMG, Independent Auditors, is not available at this time.
                   The Company will file the Report by amendment as soon as it is available.
                   Until the Report is filed, the financial statements filed under Item
                   7(a)(1) of this Form 8-K/A shall be deemed to be unaudited.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS (CONTINUED)


        (b) Unaudited Pro Forma Condensed Consolidated Financial Statements of The Geon Company and Synergistics Industries Limited

               Introduction                                                         C-1

               Unaudited Pro Forma Condensed Consolidated Balance Sheet
                 as of September 30, 1997                                           C-2

               Notes to the Unaudited Pro Forma Condensed Consolidated
                 Balance Sheet as of September 30, 1997                             C-3

               Unaudited Pro Forma Condensed Consolidated Statements of
                 Operations for the year ended December 31, 1996 and the nine
                 months ended September 30, 1997                                C-4 to C-5

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE GEON COMPANY





                                By: \S\ GREGORY L. RUTMAN
                                --------------------------
                                Gregory L. Rutman
                                Secretary



Dated January 13, 1998

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE
Consolidated Balance Sheets (in Canadian Dollars)

December 31, 1996

----------------------------------------------------------------------------

----------------------------------------------------------------------------
ASSETS

Current assets:
     Cash                                                       $  1,418,017
     Accounts receivable                                          37,406,757
     Inventories                                                  28,528,347
     Other current assets                                            840,074
     Deferred income taxes                                         1,685,450
     -----------------------------------------------------------------------
       Total current assets                                       69,878,645
     -----------------------------------------------------------------------

Property, plant and equipment (note 2)                            25,190,192

Other assets                                                         283,286

----------------------------------------------------------------------------
   Total assets                                                 $ 95,352,123
============================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Bank indebtedness (note 3)                                 $  4,455,634
     Accounts payable and accrued liabilities                     44,194,546
     Income taxes payable                                          2,313,071
     Current portion of long-term debt (note 4)                    1,940,200
     -----------------------------------------------------------------------
       Total current liabilities                                  52,903,451
     -----------------------------------------------------------------------

Long-term debt (note 4)                                            4,441,564
Deferred income taxes                                              2,337,246
Shareholders' equity:
     Capital stock (note 5)                                       16,170,499
     Equity adjustment from foreign currency translation             (88,189)
     Retained earnings                                            19,587,552
     -----------------------------------------------------------------------
       Total shareholders' equity                                 35,669,862
     -----------------------------------------------------------------------
Commitments (note 7)
Contingent liability (note 8)

----------------------------------------------------------------------------
   Total liabilities and shareholders' equity                   $ 95,352,123
============================================================================

See accompanying notes to consolidated financial statements.

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE

Consolidated Statement of Earnings and Retained Earnings (in Canadian Dollars)

Year ended December 31, 1996


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Sales (net)                                                       $ 292,555,890
Operating costs and expenses:
     Cost of sales                                                  253,085,236
     Selling and administrative                                      25,712,905
     ---------------------------------------------------------------------------
                                                                    278,798,141
--------------------------------------------------------------------------------
Operating income                                                     13,757,749
Interest expense                                                      1,037,496
--------------------------------------------------------------------------------
Earnings before income taxes                                         12,720,253

Income tax provision (recovery):
     Current                                                          5,659,181
     Deferred                                                          (914,264)
     ---------------------------------------------------------------------------
                                                                      4,744,917

--------------------------------------------------------------------------------
Net earnings                                                          7,975,336

Retained earnings, beginning of year                                 11,612,216

--------------------------------------------------------------------------------
Retained earnings, end of year                                    $  19,587,552
================================================================================

Basic earnings per share                                          $        1.73
================================================================================


Fully diluted earnings per share                                  $        1.54

================================================================================


See accompanying notes to consolidated financial statements.

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE
Consolidated Statement of Cash Flows (in Canadian Dollars)

Year ended December 31, 1996


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Cash provided by (used in):

Operations:
     Net earnings from operations                                  $  7,975,336
     Depreciation and amortization                                    5,176,072
     Deferred income taxes                                             (914,264)
     Other items not affecting working capital                          117,360
     Net changes in non-cash working capital
       balances relating to operations                                 (693,762)
     ---------------------------------------------------------------------------
                                                                     11,660,742

Financing:
     Net decrease in long-term debt                                  (2,215,077)
     Capital stock issued                                               221,687
     ---------------------------------------------------------------------------
                                                                     (1,993,390)

Investments:
     Net additions to property, plant and equipment                  (4,283,235)
     Other                                                             (272,956)
     ---------------------------------------------------------------------------
                                                                     (4,556,191)

--------------------------------------------------------------------------------
Decrease in net bank indebtedness                                     5,111,161

Net bank indebtedness, beginning of year                             (8,148,778)

--------------------------------------------------------------------------------
Net bank indebtedness, end of year                                 $ (3,037,617)
================================================================================


Cash                                                               $  1,418,017

Bank indebtedness                                                    (4,455,634)

--------------------------------------------------------------------------------
                                                                   $ (3,037,617)
================================================================================


See accompanying notes to consolidated financial statements.

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE

Notes to Consolidated Financial Statements

Year ended December 31, 1996 (in Canadian dollars)

--------------------------------------------------------------------------------


     Synergistics Industries Limited - Les Industries Synergistics Limitee, a public company, incorporated under the laws of the Province of Ontario, has operations in Canada and the United States.


1.   SIGNIFICANT ACCOUNTING POLICIES:

     (a) Principles of consolidation:

         The consolidated financial statements include the accounts of Synergistics Industries Limited - Les Industries Synergistics Limitee and its subsidiary companies. All significant intercompany accounts and transactions have been eliminated on consolidation.

     (b) Inventories:

         The cost of inventories has been determined using the first-in, first-out (FIFO) method. Inventories of finished goods and work-in-process have been valued at the lower of cost or market. Inventories of raw materials and supplies have been valued at the lower of cost or market. Finished goods inventories totaled $12,024,167 at December 31, 1996. Raw materials and work-in-process inventories totaled $16,504,180 at December 31, 1996.

     (c) Depreciation and amortization of property, plant and equipment:

         Depreciation is computed at rates which are estimated to amortize the cost of the assets over their estimated useful lives, the details of which are set forth below:

----------------------------------------------------------------------------
         Asset                                                      Rate
----------------------------------------------------------------------------

         Buildings                                             15 - 20 years
         Factory equipment                                      3 - 10 years
         Office equipment                                       3 - 10 years
         Equipment under capital leases                          4 - 7 years

----------------------------------------------------------------------------

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 1996 (in Canadian dollars)

--------------------------------------------------------------------------------


     1.  Significant accounting policies (continued):

     (d) Amortization of goodwill:

         Prior to 1996 goodwill arising on the acquisition of a subsidiary company was amortized over 25 years using the straight-line method. In 1996, the goodwill was considered to have no continuing value to the Company and the remaining unamortized balance was written off.

     (e) Debt issue costs and deferred charges:

         Expenditures made in connection with the issue of debt securities are deferred and amortized over the term of the debt.

     (f) Revenue recognition:

         The Company recognizes revenues at the point of passage of title, which is generally at the time of shipment.

     (g) Derivative financial instruments:

         The Company purchases forward foreign exchange contracts to manage foreign currency exposures on raw material purchases. Any gain or loss on the contract based on the current exchange rate is recognized immediately.

     (h) Foreign currency translation:

         Assets and liabilities of U.S. subsidiaries are translated at the exchange rate in effect at the end of the period. Revenues and expenses of the U.S. subsidiaries are translated at the average rate in effect for the period. The resulting translation gain or loss is reported as a component of shareholders' equity. Gains and losses resulting from transactions denominated in currencies other than the applicable functional currency are included in income. Gains and losses resulting from assets and liabilities held in currencies other than the applicable functional currency are also included in income.

     (i) Earnings per common share:

         Basic earnings per common share are based on the weighted average number of shares of common stock outstanding during the period. Fully diluted earnings per common share are based upon common stock and common stock equivalents outstanding during the period.

     (j) Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 1996 (in Canadian dollars)

--------------------------------------------------------------------------------


2. PROPERTY, PLANT AND EQUIPMENT:

   Property, plant and equipment consists of:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                  Accumulated       Net book
                                          Cost   depreciation          value
--------------------------------------------------------------------------------

    Land                           $ 1,235,808    $        --    $ 1,235,808
    Buildings                       15,247,821      6,633,480      8,614,341
    Factory equipment               48,654,992     35,925,688     12,729,304
    Office equipment                 3,941,408      2,255,489      1,685,919
    Equipment under capital
      leases                         2,182,466      1,257,646        924,820

--------------------------------------------------------------------------------
                                   $71,262,495    $46,072,303    $25,190,192
================================================================================

3.   BANK INDEBTEDNESS:

     At December 31, 1996, the Company had revolving demand loans of $3,291,514 and $1,164,120 (US$849,351) included in bank indebtedness, a term loan of $5,579,506 included in long-term debt (note 4), a documentary letter of credit of US$111,720 outstanding with an expiry date of January 30, 1997 and a standby letter of credit of US$1,250,000 outstanding under this agreement. These loans are secured by substantially all of the assets of the Company. At December 31, 1996, the Company had $20,544,366 available under its revolving loan agreements.

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE
Notes to Consolidated Financial Statements, Continued

Year ended December 31, 1996 (in Canadian dollars)

--------------------------------------------------------------------------------


4.   LONG-TERM DEBT:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Term loan, maturing June 30, 1999 with quarterly instalments, bearing interest at the Company's option of either the bank prime plus 3/4% or the Bankers' Acceptance rate plus 1 1/2%. This loan is secured by
       substantially all of the assets of the Company (note 3)                                      $5,579,506


     Obligations  under capital leases in US dollars,  having implicit interest
       rates from 9.00% to 10.28%, expiring between 1997 and 2000                                      629,454

     Obligations  under capital  leases  having  implicit  interest  rates from
       10.74% to 12.56%, expiring between 1998 and 1999                                                172,804
--------------------------------------------------------------------------------------------------------------
                                                                                                     6,381,764

     Less current portion included in current liabilities                                            1,940,200

--------------------------------------------------------------------------------------------------------------
                                                                                                 $   4,441,564
==============================================================================================================



     The aggregate amount of long-term debt required to be repaid is:


--------------------------------------------------------------------------------------------------------------
                                                                                      CDN                   US
                                                                                        $                   $
--------------------------------------------------------------------------------------------------------------

     1997                                                                   $   1,511,693          $   312,641
     1998                                                                       1,625,049               52,884
     1999                                                                       2,615,568               58,567
     2000                                                                             --                35,161
--------------------------------------------------------------------------------------------------------------

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE
Notes to Consolidated Financial Statements, Continued

Year ended December 31, 1996 (in Canadian dollars)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

5.   CAPITAL STOCK:

     (a) Capital stock consists of:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         Class A non-voting shares:
              Authorized:  an unlimited number of shares
                without par value
              Issued:  4,618,937 shares                                                        $    16,128,260

         Common shares:
              Authorized:  an unlimited number of shares
                without par value                                                                       42,239

----------------------------------------------------------------------------------------------------------------------
                                                                                               $    16,170,499
======================================================================================================================


         The following details the changes in the components of shareholders' equity:


         -----------------------------------------------------------------------------------------------------------------
                                                                                                               Foreign
                                                    Number of   Number of                                      currency
                                                     Common      Class A      Class A    Common    Retained   translation
                                                     shares    non-voting   non-voting   shares    earnings    adjustment
                                                                 shares       shares
         -----------------------------------------------------------------------------------------------------------------
         Balance at January 1, 1995                   34,264    4,556,187  $15,906,573   $42,239  $11,612,216   $(139,028)
         -----------------------------------------------------------------------------------------------------------------
         Shares issued upon exercise of stock options      -       62,750      221,687         -            -           -

         Foreign currency translation adjustment           -            -            -         -            -      50,839

         Net earnings                                      -            -            -         -     7,975,336          -

         -----------------------------------------------------------------------------------------------------------------
         Balance at December 31, 1996                 34,264    4,618,937  $16,128,260   $42,239   $19,587,552   $(88,189)
         =================================================================================================================

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE
Notes to Consolidated Financial Statements, Continued

Year ended December 31, 1996 (in Canadian dollars)

--------------------------------------------------------------------------------


5.   Capital Stock (continued):

     (b) Stock options:

         Under stock option plans for key employees, 954,200 class A non-voting have been reserved for issuance. Options have been granted and are outstanding at December 31, 1996 for 637,731 class A non-voting shares, including 42,300 granted in 1996, exercisable in stages to March 2006 at prices between $3.00 and $4.65 per share. In 1996, 62,750 class A non-voting share options were exercised for proceeds of $221,687.


6.   FAIR VALUE OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

     The fair value of the Company's cash, accounts receivable, bank indebtedness, accounts payable, accrued liabilities and long-term debt approximate their carrying value.


7.   COMMITMENTS:

     Minimum payments required over the next five years under various rental agreements are approximately as follows:


-----------------------------------------------------------------------------

     1997                                                        $ 1,328,200
     1998                                                          1,019,800
     1999                                                            651,800
     2000                                                            289,100
     2001                                                             83,800

-----------------------------------------------------------------------------

     Rent expense was $1,066,939 for the year ended December 31, 1996.


8.   CONTINGENT LIABILITY:

     The Company and its US operating subsidiaries are being sued for US $3,000,000 by a customer, who is also a supplier and major competitor, for alleged damages relating to product produced by a subsidiary in 1995. The Company denies any responsibility in this matter and management is of the opinion that this case is totally without foundation.

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE
Notes to Consolidated Financial Statements, Continued

Year ended December 31, 1996 (in Canadian dollars)

--------------------------------------------------------------------------------

 9.  INCOME TAXES:

     The income tax rate for financial reporting purposes varied from the Basic Canadian federal rate as follows:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

      Effective income tax rate:
          Basic Canadian federal tax                                       22.1%
          Permanent differences and other adjustments                       2.5
          Higher effective US federal tax on US subsidiaries                5.0
          Provincial and state income taxes net of federal
            deductions where applicable                                     7.7

     --------------------------------------------------------------------------
     Effective income tax rate                                             37.3%
     --------------------------------------------------------------------------



     Significant components of the Company's deferred tax asset and liability at December 31, 1996 are as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Deferred tax asset:
       Accrued liabilities                                           $1,366,385
       Deferred compensation and other employee accruals                416,802
       Accounts receivable                                              391,118
       Inventory                                                       (131,930)
       Canadian tax credits                                            (356,925)
--------------------------------------------------------------------------------
          Total deferred tax asset                                    1,685,450
--------------------------------------------------------------------------------
     Deferred tax liability:
       Tax over book depreciation                                     2,283,680
       Other                                                             53,566
--------------------------------------------------------------------------------
          Total deferred tax liability                                2,337,246
--------------------------------------------------------------------------------
     Net deferred tax liability                                        $651,796
--------------------------------------------------------------------------------

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE
Notes to Consolidated Financial Statements, Continued


Year ended December 31, 1996 (in Canadian dollars)

--------------------------------------------------------------------------------


9.   Income taxes, continued

     A summary of income tax expense is as follows:

================================================================================

     Current:
         Canada                                                      $3,315,000
         United States                                                2,344,181
--------------------------------------------------------------------------------
              Total current                                           5,659,181
--------------------------------------------------------------------------------
     Deferred:
         Canada                                                        (445,275)
         United States                                                 (468,989)
--------------------------------------------------------------------------------
              Total deferred                                           (914,264)
--------------------------------------------------------------------------------
     Total tax expense                                               $4,744,917
--------------------------------------------------------------------------------




 10. SEGMENTED INFORMATION BY GEOGRAPHIC AREA:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Assets:
         Canadian operations                                      $  51,632,668
         United States operations                                    41,688,483
         Corporate and eliminations                                   2,030,972

--------------------------------------------------------------------------------
                                                                  $  95,352,123
--------------------------------------------------------------------------------

     Sales (net):
         Canadian operations                                      $ 156,581,579
         United States operations                                   156,291,376
         Inter-segment transfers                                    (20,317,065)

--------------------------------------------------------------------------------
                                                                  $ 292,555,890
--------------------------------------------------------------------------------

     Operations:
         Canadian earnings from operations                        $  12,158,216
         United States earnings from operations                       6,225,108
--------------------------------------------------------------------------------
                                                                     18,383,324

     Corporate expenses and eliminations                              4,625,575
     Interest expense                                                 1,037,496
     Income tax provision                                             4,744,917

--------------------------------------------------------------------------------
     Net earnings                                                 $   7,975,336
--------------------------------------------------------------------------------

SYNERGISTICS INDUSTRIES LIMITED -
LES INDUSTRIES SYNERGISTICS LIMITEE
Notes to Consolidated Financial Statements, Continued

Year ended December 31, 1996 (in Canadian dollars)

--------------------------------------------------------------------------------


11.  SUBSEQUENT EVENT:

     Subsequent to year end, on October 31, 1997, substantially all of the outstanding capital stock of the Company was purchased by The Geon Company.



12. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

     The financial statements have been prepared in accordance with accounting principles generally accepted in Canada which, in the case of Company conform in all material respects with those in the United States, except for the following:

     (a) Short-term bank borrowings have been netted against cash and cash equivalents presented in the consolidated statements of cash flows to arrive at net cash (bank indebtedness). If U.S generally accepted accounting principles had been followed, the short-term bank borrowings would be included in financing activities and amounts on the consolidated statement of cash flows would be adjusted as follows:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


         Cash provided by financing activities                      $ 6,894,706
         Net increase in cash during the period                         209,845
         Cash position, end of period                                 1,418,107
--------------------------------------------------------------------------------

     (b) Interest expense for the year ended December 31, 1996 approximates the interest paid during the same period. Income taxes paid totaled $2,817,592 in 1996.

     (c) The closing exchange rates for United States Dollars as a ratio of Canadian Dollars was 1.37 at December 31, 1996. The average exchange rate for the year ended December 31, 1996 was 1.36.

                         SYNERGISTICS INDUSTRIES LIMITED
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                         (IN MILLIONS OF U.S. DOLLARS )




                                                                   September 30,
                                                                        1997
                                                                   -------------
                                      ASSETS
Current assets:
Cash and cash equivalents                                           $    2.6
Accounts receivable, net of allowance                                   34.4
Inventories                                                             23.9
Deferred income taxes                                                    1.2
Prepaid expenses and other current assets                                2.0
                                                                     -------
   Total current assets                                                 64.1

Property and equipment                                                  54.1
Allowances for depreciation and amortization                           (36.1)
                                                                     -------
   Property and equipment, net                                          18.0
Deferred charges and other assets                                        0.2
                                                                     -------
        Total assets                                                $   82.3
                                                                     =======
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                    $   41.0
Accrued expenses                                                         4.4
Current portion of long-term debt                                        1.1
                                                                     -------
   Total current liabilities                                            46.5
Long-term debt                                                           2.6
Deferred income taxes                                                    1.4
                                                                     -------
   Total liabilities                                                    50.5
Shareholders' equity:
Capital stock                                                           12.5
Foreign currency translation adjustment                                 (0.4)
Retained earnings                                                       19.7
                                                                     -------
   Total shareholders' equity                                           31.8
                                                                     -------
        Total liabilities and shareholders' equity                  $   82.3
                                                                     =======





          See Notes to the Condensed Consolidated Financial Statements

                         SYNERGISTICS INDUSTRIES LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                          (IN MILLIONS OF U.S. DOLLARS)


                                                           Nine Months Ended
                                                              September 30,
                                                         1997            1996
                                                      --------        --------

Sales                                                 $  177.9        $  158.9
Operating costs and expenses:
   Cost of sales                                         153.4           137.7
   Selling and administrative                             15.7            14.2
                                                      --------        --------
Operating earnings                                         8.8             7.0
Interest expense                                          (0.3)           (0.6)
                                                      --------        --------

Earnings before income taxes                               8.5             6.4
Income tax expense                                        (3.2)           (2.4)
                                                      --------        --------

Net earnings                                          $    5.3        $    4.0
                                                      ========        ========






          See Notes to the Condensed Consolidated Financial Statements

                         SYNERGISTICS INDUSTRIES LIMITED
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                         (IN MILLIONS OF U.S. DOLLARS )


                                                              Nine Months Ended
                                                                September 30,
                                                              1997          1996
                                                              ----          ----
Operating activities:
    Net earnings                                            $  5.3       $  4.0
    Depreciation and amortization                              2.8          2.6
    Deferred income taxes                                     (0.3)        (0.1)
    Net changes in non-cash operating
       assets and liabilities                                  1.2         (0.3)
                                                            ------       -------

       Cash provided by operating activities                   9.0          6.2


Investing activities:
    Purchases of property and equipment                       (3.1)        (1.9)
    Other                                                     (0.8)        (0.4)
                                                            ------       -------

       Cash used in investing activities                      (3.9)        (2.3)


Financing activities:
    Repayments of long-term debt                              (0.9)        (1.0)
    Repayments of short-term borrowings                       (3.3)        (3.9)
    Proceeds from issuance of capital stock                    0.7          0.1
                                                            ------       -------
       Cash used in financing activities                      (3.5)        (4.8)
                                                            ------       -------

Increase (decrease) in Cash                                    1.6         (0.9)

Cash, beginning of period                                      1.0          0.9
                                                            ------       -------

Cash, end of period                                         $  2.6       $   -
                                                            ======       =======




          See Notes to the Condensed Consolidated Financial Statements

                         Synergistics Industries Limited
        Notes to Condensed Consolidated Financial Statements (Unaudited)
                          (In millions of U.S. dollars)

Note A
------

The accompanying unaudited condensed consolidated financial statements of Synergistics Industries Limited (Synergistics) have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair financial presentation have been included. Operating results for the nine month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 1996, included elsewhere in this Form 8-K/A.


Note B
------

Inventories at September 30, 1997 consist of $9.6 million of finished goods and $14.3 million of raw materials and work-in-process inventories.


Note C
------

On October 31,1997, substantially all of the outstanding common stock of Synergistics was acquired by The Geon Company. All outstanding stock options were exercised prior to the expiration of the tender offer by The Geon Company.


Note D
------

There are pending or threatened against Synergistics various claims which seek remedies or damages, all of which arise in the ordinary course of business. Synergistics believes that any liability that may finally be determined will not materially impact its financial position.

                                The Geon Company

         Unaudited Pro forma Condensed Consolidated Financial Statements



The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 has been prepared to reflect the financial position of the The Geon Company
(Geon) as if the acquisition of Synergistics Industries Limited (Synergistics) occurred as of September 30, 1997. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 has been prepared to reflect the results of operations of Geon as if the acquisition of Synergistics occurred as of January 1, 1996. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1997 has been prepared to reflect the results of operations of Geon as if the acquisition of Synergistics occurred as of January 1, 1997. The information is not designed to represent and does not represent what the Geon's results of operations would have been had the aforementioned transaction been completed as of the beginning of the period indicated, or to project the Geon's results of operations for any future period. The pro forma adjustments, including the purchase price adjustments reflected in the unaudited pro forma condensed consolidated financial statements to give effect to the acquisition of Synergistics, are based on available information and certain assumptions that the Geon believes are reasonable in these circumstances.

                                The Geon Company

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                            As of September 30, 1997
                          (In millions of U.S. dollars)


                                                                      Historical             Pro Forma
                                                              --------------------------------------------------
ASSETS                                                            Geon  Synergistics  Adjustments    As Adjusted
                                                              --------------------------------------------------
                                                                           (m)
Current assets:
  Cash and cash equivalents                                   $    25.5    $  2.6      $   1.2 (a)      $   29.3
  Accounts receivable, less allowance for doubtful
     receivables                                                   87.4      34.4          -               121.8
  Inventories                                                      93.5      23.9          0.9 (b)         118.3
  Deferred income taxes                                            19.6       1.2          -                20.8
  Prepaid expenses                                                 12.1       2.0          -                14.1
                                                              --------------------------------------------------
Total current assets                                              238.1      64.1          2.1             304.3
Property:
  Land, buildings, machinery and equipment                      1,160.2      54.1          4.0 (c)       1,182.2
                                                                                         (36.1)(d)
  Allowances for depreciation and amortization                   (732.3)    (36.1)        36.1 (d)        (732.3)
                                                              --------------------------------------------------
Property, net                                                     427.9      18.0          4.0             449.9
Deferred charges and other assets                                 127.6       0.2         69.1 (e)         196.9
                                                              --------------------------------------------------

TOTAL ASSETS                                                  $   793.6    $ 82.3      $  75.2          $  951.1
                                                              ==================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term bank debt                                        $    53.1    $  -        $  85.0 (f)      $  141.8
                                                                                           3.7 (g)
  Accounts payable                                                130.1      41.0          -               171.1
  Accrued expenses                                                 55.0       4.4          4.6 (h)          66.9
                                                                                           2.9 (i)
  Current portion of long-term debt                                 0.7       1.1         (1.1)(g)           0.7
                                                              --------------------------------------------------
Total current liabilities                                         238.9      46.5         95.1             380.5
Long-term debt                                                    136.7       2.6         (2.6)(g)         136.7
Deferred income taxes                                              38.6       1.4         (9.0)(j)          31.0
Postretirement benefits other than pensions                        86.7       -           -                 86.7
Other non-current liabilities                                      65.6       -           23.5 (k)          89.1
                                                              --------------------------------------------------
Total liabilities                                                 566.5      50.5        107.0             724.0
Stockholders' equity:
  Capital stock, paid-in capital and treasury stock               184.0      12.5        (13.7)(l)         184.0
                                                                                           1.2 (a)
  Retained earnings                                                68.6      19.7        (19.7)(l)          68.6
  Cumulative translation adjustment                               (21.3)     (0.4)         0.4 (l)         (21.3)
  Other                                                            (4.2)      -            -                (4.2)
                                                              --------------------------------------------------
Total stockholders' equity                                        227.1      31.8        (31.8)            227.1
                                                              --------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $   793.6    $ 82.3      $  75.2          $  951.1
                                                              ==================================================


    See notes to the unaudited pro forma condensed consolidated balance sheet

                                The Geon Company

      Notes to the Unaudited Pro forma Condensed Consolidated Balance Sheet
                            As of September 30, 1997
                          (In millions of U.S. dollars)


(a) Represents the exercise of outstanding stock options prior to the acquisition of Synergistics stock by Geon.

(b) Represents the adjustment to inventory based on fair values under the purchase method of accounting.

(c) Represents the adjustment to property based on fair values under the purchase method of accounting.

(d) Represents the elimination of accumulated depreciation as of September 30, 1997 under the purchase method of accounting.

(e) Represents the net increase in intangible assets due to the application of purchase accounting for the net assets acquired in the Synergistics acquisition.

(f) Represents the funding required to effect the acquisition of Synergistics, initially financed with short-term borrowings which are expected to be refinanced on some extended basis in 1998.

(g) Represents the repayment of Synergistics pre-acquisition long-term debt with the proceeds of short-term borrowings.

(h) Represents an increase to accrued liabilities for bonuses awarded by Synergistics to its employees in connection with the acquisition. Due to the non-recurring nature of these bonuses, the related expense has not been shown in the pro forma statements of operations.

(i)    Represents accrual of costs directly related to the acquisition.

(j) Represents deferred income taxes, at an estimated effective tax rate of 39%, resulting from financial reporting and tax reporting basis differences in assets acquired and liabilities assumed in the Synergistics acquisition.

(k) Represents the net increase to the accrued environmental liabilities of Synergistics to remediate facilities to Geon's historical environmental operating practices.

(l) Elimination of shareholders' equity in connection with the Synergistics acquisition.

(m) Amounts have been translated at the currency exchange rate in effect at September 30, 1997.

                                The Geon Company

       Unaudited Pro Forma Condensed Consolidated Statement of Operations

                      For the Year Ended December 31, 1996
              (In millions of U.S. dollars, except per share data)

                                                               Historical                     Pro Forma
                                                        --------------------------- -------------------------------
                                                            Geon     Synergistics     Adjustments    As Adjusted
                                                        -----------------------------------------------------------
                                                                         (f)
Sales                                                     $ 1,144.4  $     167.9        $    -        $ 1,312.3
Operating costs and expenses:
  Cost of Sales                                             1,061.8        138.9            0.9  (a)    1,201.8
                                                                                            0.2  (b)
  Selling and administrative                                   52.7         18.9            2.0  (c)       73.6
                                                        -----------------------------------------------------------
                                                            1,114.5        157.8            3.1         1,275.4
                                                        -----------------------------------------------------------
Operating income                                               29.9         10.1           (3.1)           36.9
Interest expense                                              (10.8)        (0.8)          (5.5) (d)      (17.1)
Interest income                                                 1.4          -              -               1.4
Other income, net                                               0.2          -              -               0.2
                                                        -----------------------------------------------------------
Income before income taxes                                     20.7          9.3           (8.6)           21.4
Income tax expense                                             (8.5)        (3.5)           2.6  (e)       (9.4)
                                                        -----------------------------------------------------------

NET INCOME                                                $    12.2    $     5.8        $  (6.0)      $    12.0
                                                        ===========================================================

EARNINGS PER SHARE                                        $    0.50                                   $    0.49
                                                        ==============                              ===============

NUMBER OF SHARES USED TO COMPUTE
   EARNINGS PER SHARE                                          24.6                                        24.6
                                                        ==============                              ===============

(a) Represents the one-time incremental cost of sales due to the write-up of inventory to fair market value, under the purchase method of accounting.

(b) Represents incremental depreciation expense due to the write-up of property to fair market value under the purchase method of accounting.

(c) Represents the incremental amortization due to the application of purchase accounting in the Synergistics acquisition resulting from the excess of the purchase price paid over net assets acquired. Intangible assets includes goodwill that is amortized over 35 years and is nondeductible for income tax purposes.

(d) Includes incremental interest expense based on the imputed funding required to effect the acquisition of Synergistics. The interest rate used of 6.5% is an estimated long-term rate.

(e) To record the tax effect of the pro-forma adjustments using an estimated 39% income tax rate.

(f) Amounts have been translated at the average currency exchange rate for the period.
                                      C-4

                                The Geon Company

       Unaudited Pro Forma Condensed Consolidated Statement of Operations

                  For the Nine Months Ended September 30, 1997
              (In millions of U.S. dollars, except per share data)

                                                               Historical                    Pro Forma
                                                        --------------------------- ------------------------------
                                                            Geon     Synergistics    Adjustments    As Adjusted
                                                        ----------------------------------------------------------
                                                                         (f)
Sales                                                     $   937.7      $ 177.9        $   -       $ 1,115.6
Operating costs and expenses:
  Cost of Sales                                               846.5        153.4            0.9 (a)    1,000.9
                                                                                            0.1 (b)
  Selling and administrative                                   35.6         15.7            1.5 (c)       52.8
  Employee separation                                          15.0         -               -             15.0
                                                        ----------------------------------------------------------
                                                              897.1        169.1            2.5        1,068.7
                                                        ----------------------------------------------------------
Operating income                                               40.6          8.8           (2.5)          46.9
Interest expense                                               (8.4)        (0.3)          (4.1) (d)     (12.8)
Interest income                                                 0.4          -              -              0.4
Other expense, net                                             (4.5)         -              -             (4.5)
                                                        ----------------------------------------------------------
Income before income taxes                                     28.1          8.5           (6.6)          30.0
Income tax expense                                             (9.1)        (3.2)           2.0  (e)     (10.3)
                                                        ----------------------------------------------------------

NET INCOME                                                $    19.0        $ 5.3         $ (4.6)      $   19.7
                                                        ==========================================================

EARNINGS PER SHARE                                        $    0.81                                   $   0.84
                                                        ==============                             ===============

NUMBER OF SHARES USED TO COMPUTE
   EARNINGS PER SHARE                                          23.5                                       23.5
                                                        ==============                             ===============

(a) Represents the one-time incremental cost of sales due to the write-up of inventory to fair market value, under the purchase method of accounting.

(b) Represents incremental depreciation expense due to the write-up of property to fair market value under the purchase method of accounting.

(c) Represents the incremental amortization due to the application of purchase accounting in the Synergistics acquisition resulting from the excess of the purchase price paid over net assets acquired. Intangible assets includes goodwill that is amortized over 35 years and is nondeductible for income tax purposes.

(d) Includes incremental interest expense based on the imputed funding required to effect the acquisition of Synergistics. The interest rate used of 6.5% is an estimated long-term rate.

(e) To record the tax effect of the pro-forma adjustments using an estimated 39% income tax rate.

(f) Amounts have been translated at the average currency exchange rate for the period.


                                      C-5